UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

Pursuant to Article 3.4.1 of the Commercial License Agreement (“CLA”) entered into effective as of November 14, 2014 by and among Ener-Core Power, Inc. and Dresser-Rand Company (“D-R”), the Company committed to raise additional capital, within 120 days following the Core Binding Date (as defined in the CLA), which was August 3, 2015. The Company previously negotiated with D-R and announced an extension to February 29, 2016, to complete the required capital raise. On March 1, 2016, the Company received a further notice from D-R, dated February 29, 2016, extending the cure period for the additional capital raise requirement to July 1, 2016. Pursuant to Article 3.4.1 of the CLA, if the Company fails to satisfy the capital raise requirement by July 1, 2016, D-R shall be entitled, by delivering written notice to the Company, to terminate the CLA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.
Dated: March 4, 2016

	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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